PRUDENTIAL WORLD FUND, INC.

ARTICLES OF AMENDMENT

Prudential World Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the "Charter") is hereby amended to change the names of the following series of common stock, $.01 par value per share, of the Corporation as set forth below:

Current Name		New Name
PGIM QMA International Equity Fund		PGIM Quant Solutions International Equity Fund
Class A Common Stock	-	Class A Common Stock
Class B Common Stock	-	Class B Common Stock
Class C Common Stock	-	Class C Common Stock
Class R6 Common Stock	-	Class R6 Common Stock
Class T Common Stock	-	Class T Common Stock
Class Z Common Stock	-	Class Z Common Stock

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on December 29, 2021.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of this 21st day of December, 2021.

ATTEST:	PRUDENTIAL WORLD FUND, INC.

/s/ Diana Huffman Name: Diana Huffman Title: Assistant Secretary

By: /s/ Scott E. Benjamin (SEAL) Name: Scott E. Benjamin Title: Vice President